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                                                                  EXHIBIT 99.2

                                  [LETTERHEAD]

                INSIGHT HEALTH SERVICES RECEIVES $125 MILLION
                     IN CREDIT FINANCING FROM NATIONSBANK


     Newport Beach, CA, October 23, 1997 -- InSight Health Services Corp. (NASDAQ: IHSC) today announced that it received initial funding under its NationsBank, N.A. $125 million senior secured credit financing.

     The credit financing was originally announced in conjunction with a $25 million equity investment in InSight by The Carlyle Group on October 14, 1997. As previously stated, the $125 million NationsBank financing includes a term loan to refinance existing debt, a working capital facility and an acquisition facility. The working capital and acquisition facilities provide $75 million to fuel growth and acquisitions. These credit facilities result in a two hundred basis point reduction in InSight's current interest rate costs.

ABOUT INSIGHT HEALTH SERVICES

     InSight, headquartered in Newport Beach, California, provides diagnostic imaging and information, treatment and related management services. It serves managed care, hospitals and other contractual customers in 26 US states, including five major US markets: California, the Southwest, including a major presence in Texas, the Midwest, the Northeast and the Southeast.

                                    -MORE-

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SAFE HARBOR STATEMENT

     Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions for the future are forward-looking statements that involve risks and uncertainties. It is important to note that the Company's actual results and experience could differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, developments and results of the Company's business include, but are not limited to changing regulatory environment, limitations and delays in reimbursement by third party payors, contract renewals, financial stability of customers, aggressive competition, industry-wide market factors and other risk factors detailed in the Company's SEC filings.

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